EXHIBIT 99.1

      D&K Healthcare Resources Reports Strong Sales Growth in the
                     Fourth Quarter of Fiscal 2004

    ST. LOUIS--(BUSINESS WIRE)--Aug. 10, 2004--D&K Healthcare
Resources, Inc. (NASDAQ:DKHR):

    -- Company reports diluted earnings per share of $0.22 for the fourth quarter of fiscal 2004, including special item of $0.10

    -- Independent and regional pharmacies sales grew 24% to $366 million, excluding the Walsh acquisition

    -- National accounts sales of $121 million were 17% of total sales, as anticipated

    D&K Healthcare Resources, Inc. (NASDAQ: DKHR) today reported results for its fiscal fourth quarter and full year ended June 30, 2004. Net sales for the fourth quarter were $718 million, an increase of 35% from $530 million in the fourth quarter a year ago. Net income was $3.2 million compared to $4.2 million a year ago. Diluted earnings per share (EPS) were $0.22, compared to $0.29 a year ago.
    During the fourth quarter, net sales were driven by the addition of Walsh HealthCare, acquired in December 2003, and strong organic sales growth in the independent and regional pharmacies trade class. Included in the fiscal 2004 fourth quarter results is a $2.26 million gain ($1.38 million net of tax) from a class action legal settlement reflected in cost of sales.
    Fiscal 2004 full-year net sales were $2,541 million, an increase of 14% from $2,223 million in fiscal 2003. Net income was $10.2 million in fiscal 2004 versus $9.7 million a year ago. Diluted EPS were $0.71, compared to $0.65 in fiscal 2003.
    "Our fourth quarter results were on-plan and solidly in-line with our guidance," said J. Hord Armstrong, III, D&K Healthcare's chairman and chief executive officer. "The continued strong growth in our independent and regional pharmacies trade class shows that our strategies are working; we are quickly replacing the predicted decline in the national accounts trade class. Localized customer service, a regional focus and superior service levels provide D&K with competitive advantages in our markets and are driving our sales success."

    Performance Highlights

    -- Net sales in the independent and regional pharmacies trade class, excluding Walsh HealthCare, increased 24% in the fiscal 2004 fourth quarter driven primarily by new business wins and improving sales trends in D&K's service territory. For the fiscal 2004 full year, sales in this trade class increased 19%, excluding the Walsh acquisition.

    -- National accounts sales declined to $121 million, or 17% of total company sales, in-line with company expectations for the fiscal 2004 fourth quarter. For the fiscal 2004 full year national account sales declined to $594 million, or 23% of total company sales.

    -- The inventory balance at June 30, 2004 was $461.3 million, up 79% compared to the year ago balance, but down 8% compared to the March 30, 2004 balance. The higher inventory level compared to a year ago reflects the Walsh acquisition and new business growth. The sequential quarterly decline in inventory reflects normal seasonal trends.

    -- The long-term debt balance at June 30, 2004 was $307.7 million and reflects the Walsh acquisition in December 2003. Net debt-to-total capital at June 30, 2004 was 62.2%, down from the March 31, 2004 level of 67.8%.

    -- A summary of net sales by class of trade for the fiscal 2004 fourth quarter and full year, including the Walsh acquisition, follows.


                           Net Sales Summary
                            (In Thousands)
----------------------------------------------------------------------

                                            % Change          % Change
                                               vs.               vs.
                                    Fourth   Fourth             Full-
                                    Quarter  Quarter Full-Year  Year
                                    Fiscal   Fiscal   Fiscal   Fiscal
                                     2004     2003     2004     2003
----------------------------------------------------------------------
Independent and Regional
 Pharmacies (1)                    $562,980   +90.1 $1,820,312  +57.4
National Accounts                   120,908   -40.5    593,733  -36.1
 -- Without fiscal 2003 sales from
  single supplier (2)                    --      --         --  -29.9
Other Healthcare Providers (3)       30,060    +9.7    113,697  -10.0
PBI, Inc.                             2,126    +1.9      8,823  +13.6
Software Services/Other               1,690   +89.5      4,625  +42.5
Total                              $717,764   +35.4 $2,541,190  +14.3
-- Without fiscal 2003 sales from
 single supplier (2)                     --      --         --  +18.7
----------------------------------------------------------------------
  (1) Includes Walsh sales of $197,097 in the fiscal 2004 fourth quarter and $448,702 for the fiscal 2004 full year.

  (2) Excludes sales related to attractively priced purchase opportunities from a single supplier in the fiscal 2003 full year of approximately $83,000.

  (3) Includes Walsh sales of $3,432 in the fiscal 2004 fourth quarter and $7,336 for the fiscal 2004 full year.
----------------------------------------------------------------------

    Independent and Regional Pharmacies

    New account wins significantly outpaced losses during the fourth quarter driving sales growth in the independent and regional pharmacies trade class. During the fourth quarter, the company completed the installation of an automated A-Frame 'picking' system in the Cape Girardeau, Missouri distribution center. This system will automate approximately 60% of the center's daily orders and significantly increase efficiency. With the addition of Walsh HealthCare, D&K now operates a total of eight distribution centers -- seven full-service centers servicing markets in a 27-state region and one dedicated national accounts center.
    "Our integration of Walsh HealthCare is proceeding according to plan," said Martin D. Wilson, D&K Healthcare's president and chief operating officer. "In July, we successfully completed the conversion of our first Walsh distribution center to D&K's enterprise-wide information system. The conversion went very smoothly. We plan to complete the integration of all Walsh operations by the end of September 2004, which will position us to improve efficiencies and customer service."

    National Accounts

    As expected, net sales during fiscal 2004 in the national accounts trade class were impacted by changes in manufacturers' inventory management practices, reducing national account sales as a percent of D&K's total sales. In the fiscal 2004 fourth quarter, national accounts sales were $121 million, or 17% of total sales, compared to $203 million, or 38% in the year ago quarter.

    Company-wide Performance

    D&K reported gross profit of $30.7 million, including the legal settlement of $2.26 million reflected in cost of sales, up 43% compared to $21.4 million in the year ago quarter. The increase in gross profit results primarily from net sales growth in the independent and regional pharmacies trade class. Gross profit as a percent of sales, or gross margin, was 4.27% compared to last year's fourth quarter gross margin of 4.04%. Excluding the legal settlement, gross margin was 3.96% in the fiscal 2004 fourth quarter. The gross margin decline from 4.04% to 3.96% reflects current competitive market pressures. Operating expense increased to $21.2 million from $12.4 million in the year ago quarter, driven by the addition of the Walsh operations. Income from operations as a percent of sales, or operating margin, declined to 1.32% from 1.70% in last year's fourth quarter reflecting the impact of lower gross profit margins and the addition of Walsh operating expenses. Excluding the legal settlement, operating margin was 1.01% in the fiscal 2004 fourth quarter.
    Net interest expense increased to $3.9 million compared to $2.5 million in the year ago period, as average borrowings increased due to the Walsh acquisition, which was financed using our existing revolving credit facility, and higher inventory levels.

    Outlook

    Management currently expects diluted EPS to be within the range of $0.65 to $0.80 in fiscal year 2005. This outlook compares with $0.57 per diluted share earned in fiscal 2004, excluding legal settlement gains ($0.14 per diluted share). The company targets net sales of $3.2 billion to $3.4 billion in fiscal 2005, compared to fiscal 2004 sales of $2.5 billion.
    "Earnings growth in fiscal 2005 will be fueled by continued growth in our core business," said Armstrong. "We expect the independent and regional pharmacies trade class to deliver significant sales growth in fiscal 2005 driven by new business wins, incremental Walsh contributions and strong organic growth from existing customers. With the national accounts contribution to company sales declining, we look for more stable and predictable earnings in the future."

    Other News

    During the fiscal 2004 fourth quarter the company expanded sales and distribution activities in the Southeast United States. The company expects to lease a 180,000 square foot facility near Birmingham, Alabama to support customers in Alabama, Georgia, South Carolina, Mississippi and the Florida panhandle. The Birmingham distribution center is scheduled to become operational in the first calendar quarter of 2005.
    In June 2004, the company entered into an agreement with the minority owner of Pharmaceutical Buyers, Inc. (PBI) to acquire the 30% remaining minority equity interest in PBI for $12.4 million. The completion of this transaction is subject to bank financing and is expected to close by the end of September 2004. When this transaction is complete, D&K Healthcare's ownership in PBI will increase from 70% to 100%.

    Today's Conference Call Webcast

    Today, at 10:00 a.m. Eastern time, D&K Healthcare will host a live audio webcast of its discussion with the investment community regarding the company's fiscal 2004 fourth-quarter and full-year results. The webcast can be accessed at www.dkhealthcare.com.
Following the live discussion, a replay of the webcast will be available through August 24, 2004.

    Company Description

    D&K Healthcare Resources, Inc., which had fiscal 2004 sales of $2.5 billion, is a full-service wholesale distributor of branded and generic pharmaceuticals and over-the-counter health and beauty aid products. Headquartered in St. Louis, D&K serves three classes of customers from eight distribution centers: independent and regional pharmacies with locations in one or more of 27 states, primarily in the Midwest, Upper Midwest and South; national accounts that operate locations in multiple regions of the United States; and other healthcare providers including hospitals, alternate-site care providers, and pharmacy benefit management companies in its primary distribution area. D&K also offers a number of proprietary information systems, marketing and business management solutions, and owns a 70% equity stake in Pharmaceutical Buyers, Inc., a leading alternate-site group purchasing service located in Broomfield, CO. More information can be found at www.dkhealthcare.com.

    Forward-looking Statements

    This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently subject to risks and uncertainties. The company's actual results could differ materially from those currently anticipated due to a number of factors, including without limitation, the competitive nature of the wholesale pharmaceutical distribution industry with many competitors having substantially greater resources than D&K Healthcare, the company's ability to maintain or improve its operating margins with the industry's competitive pricing pressures, the company's customers and suppliers generally having the right to terminate or reduce their purchases or shipments on relatively short notice, the availability of investment purchasing opportunities, the company's ability to complete and integrate acquisitions successfully, the changing business and regulatory environment of the healthcare industry in which the company operates, including manufacturers' pricing or distribution policies or practices, changes in private and governmental reimbursement or in the delivery systems for healthcare products, changes in interest rates, and other factors set forth in reports and other documents filed by D&K Healthcare with the Securities and Exchange Commission from time to time. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. D&K Healthcare undertakes no obligation to publicly update or revise any forward-looking statements.


                    D&K HEALTHCARE RESOURCES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                      Three Months Ended
                         ---------------------------------------------
                                          (Unaudited)
                           June 30, % of Net  June 30, % of Net  %
                            2004     Sales     2003     Sales  Change
                         ---------------------------------------------
Net sales                  $717,764 100.00%   $529,960 100.00%  35.4%
Cost of sales               687,089  95.73%    508,555  95.96%  35.1%
                         -----------        -----------
   Gross profit              30,675   4.27%     21,405   4.04%  43.3%
Operating expenses           21,185   2.95%     12,382   2.34%  71.1%
                         -----------        -----------
  Income from operations      9,490   1.32%      9,023   1.70%   5.2%
Other income (expense):
  Interest expense, net      (3,929) -0.55%     (2,482) -0.47%  58.3%
  Securitization
   termination costs              -                  -
  Other, net                   (100) -0.01%         19   0.00%   n/m
                         -----------        -----------
Pretax earnings               5,461   0.76%      6,560   1.24% -16.8%
Income tax provision         (2,084) -0.29%     (2,200) -0.42%  -5.3%
Minority interest              (211) -0.03%       (198) -0.04%   6.6%
                         -----------        -----------
Income before cumulative
 effect of accounting
  change                      3,166   0.44%      4,162   0.79% -23.9%
Cumulative effect of
 accounting change, net           -   0.00%          -   0.00%
                         -----------        -----------
Net income (loss)            $3,166   0.44%     $4,162   0.79% -23.9%
                         ===========        ===========
Earnings per share -
 basic
Net income before
 cumulative effect of
  accounting change           $0.23              $0.30
Cumulative effect of
 accounting change                -                  -
                         -----------        -----------
Net income                    $0.23              $0.30
Earnings per share -
 diluted
Net income before
 cumulative effect of
  accounting change           $0.22              $0.29
Cumulative effect of
 accounting change                -                  -
                         -----------        -----------
Net income                    $0.22              $0.29
Basic common shares
 outstanding                 13,928             13,962
Diluted common shares
 outstanding                 14,120             14,169


Supplemental Information to the Condensed Consolidated
Statements of Operations
(In thousands)
                                                   Three Months Ended
                                                  --------------------
                                                      (Unaudited)
                                                   June 30,   June 30,
                                                     2004       2003
                                                  ---------- ---------
Reconciliation of non-GAAP financial measurement :
Income from operations                                $9,490   $9,023
Less:  Legal settlement                               (2,260)       -
Depreciation and amortization                          1,066      592
Other income, net                                       (100)      19
                                                  ----------- --------
EBITDA (a)                                            $8,196   $9,634
                                                  =========== ========
   (a) Earnings before interest, income taxes, depreciation and amortization


                    D&K HEALTHCARE RESOURCES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                     Twelve Months Ended
                         --------------------------------------------
                          June 30, % of Net  June 30, % of Net  %
                           2004     Sales     2003     Sales  Change
                         --------------------------------------------
Net sales                $2,541,190 100.00% $2,223,388 100.00%  14.3%
Cost of sales             2,437,795  95.93%  2,132,689  95.92%  14.3%
                         -----------        -----------
   Gross profit             103,395   4.07%     90,699   4.08%  14.0%
Operating expenses           71,656   2.82%     54,312   2.44%  31.9%
                         -----------        -----------
  Income from operations     31,739   1.25%     36,387   1.64% -12.8%
Other income (expense):
  Interest expense, net     (13,909) -0.55%    (10,660) -0.48%  30.5%
  Securitization
   termination costs                            (2,008)
  Other, net                    124   0.00%        (13)  0.00%   n/m
                         -----------        -----------
Pretax earnings              17,954   0.71%     23,706   1.07% -24.3%
Income tax provision         (6,956) -0.27%     (9,058) -0.41% -23.2%
Minority interest              (784) -0.03%       (713) -0.03%  10.0%
                         -----------        -----------
Income before cumulative
 effect of accounting
  change                     10,214   0.40%     13,935   0.63% -26.7%
Cumulative effect of
 accounting change, net           -   0.00%     (4,249) -0.19%-100.0%
                         -----------        -----------
Net income (loss)           $10,214   0.40%     $9,686   0.44%   5.5%
                         ===========        ===========
Earnings per share -
 basic
Net income before
 cumulative effect of
  accounting change           $0.73              $0.98
Cumulative effect of
 accounting change                -              (0.30)
                         -----------        -----------
Net income                    $0.73              $0.68
Earnings per share -
 diluted
Net income before
 cumulative effect of
  accounting change           $0.71              $0.95
Cumulative effect of
 accounting change                -              (0.30)
                         -----------        -----------
Net income                    $0.71              $0.65
Basic common shares
 outstanding                 13,935             14,328
Diluted common shares
 outstanding                 14,137             14,513


Supplemental Information to the Condensed Consolidated
Statements of Operations
(In thousands)
                                                   Twelve Months Ended
                                                   -------------------
                                                    June 30,  June 30,
                                                      2004     2003
                                                   --------- ---------
Reconciliation of non-GAAP financial measurement :
Income from operations                              $31,739   $36,387
Less:  Legal settlements                             (3,100)        -
Depreciation and amortization                         3,788     2,492
Other income, net                                       124       (13)
                                                   --------- ---------
EBITDA (a)                                          $32,551   $38,866
                                                   ========= =========
   (a) Earnings before interest, income taxes, depreciation and amortization


                    D&K HEALTHCARE RESOURCES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                                                    June 30, June 30,
                                                      2004     2003
                                                   --------- ---------
Assets

Cash                                                $12,499   $14,301
Accounts receivable                                 130,770   122,982
Inventories                                         461,295   257,984
Other current assets                                 29,570     8,862
                                                   --------- ---------
   Total current assets                             634,134   404,129
Property and equipment, net                          24,494    11,140
Other assets                                         14,298    11,511
Goodwill, net of accumulated amortization            63,450    44,105
Other intangible assets, net of accumulated
 amortization                                         7,329     1,810
                                                   --------- ---------
   Total assets                                    $743,705  $472,695
                                                   ========= =========
Liabilities and Stockholders' Equity

Accounts payable                                   $219,580  $173,342
Current portion long-term debt                          676     1,677
Other current liabilities                            31,144    13,471
                                                   --------- ---------
   Total current liabilities                        251,400   188,490
Long-term liabilities                                 2,663     3,703
Long-term debt                                      307,693   110,423
Deferred income taxes                                 2,619         -
Stockholders' equity                                179,330   170,079
                                                   --------- ---------
   Total liabilities and stockholders' equity      $743,705  $472,695
                                                   ========= =========


                    D&K HEALTHCARE RESOURCES, INC.
                   EARNINGS PER SHARE RECONCILIATION

                 (In thousands, except per share data)
                              (Unaudited)

                            Three-Months ended     Three-Months ended
                              June 30, 2004          June 30, 2003
                          ---------------------- ---------------------
                                   Shares               Shares
                           Income (Denomi-  Per  Income (Denomi- Per
                           (Nume-  nator)  Share (Nume-  nator) Share
                           rator)   (1)   Amount rator)   (1)  Amount
                          ---------------------- ---------------------
Basic Earnings per Share:
Net income available to
 common stockholders         $3,166 13,928 $0.23  $4,162 13,962 $0.30

Effect of Diluted Securities:
Options and warrants              -    192             -    207
Convertible PBI securities      (55)     -           (53)     -
                              -------------        -------------

Diluted Earnings per Share:
Net income available to
 common stockholders plus
assumed conversions          $3,111 14,120 $0.22  $4,109 14,169 $0.29
                              =============        =============

                            Twelve-Months ended    Twelve-Months ended
                              June 30, 2004           June 30, 2003
                          ---------------------- ---------------------
                                   Shares               Shares
                           Income (Denomi-  Per  Income (Denomi- Per
                           (Nume-  nator)  Share (Nume-  nator) Share
                           rator)   (1)   Amount rator)   (1)  Amount
                          ---------------------- ---------------------
Basic Earnings per Share:
Net income available to
 common shareholders
  before cumulative effect
   of accounting change   $10,214 13,935 $0.73  $13,935 14,328 $ 0.98

Cumulative Effect of
 Accounting Change, net         -      -     -   (4,249)     -  (0.30)
                           -------------- -----  -------------- ------
                           10,214 13,935  0.73    9,686 14,328   0.68

Effect of Diluted Securities:
Options and warrants            -    202              -    185
Convertible PBI securities   (202)     -           (182)     -
                           --------------        --------------

Diluted Earnings per Share:
Net income available to
 common stockholders plus
  assumed conversions     $10,012 14,137 $0.71  $ 9,504 14,513 $ 0.65
                           ==============        ==============
   (1) Outstanding shares computed on a weighted average basis


    CONTACT: D&K Healthcare Resources, Inc., St. Louis
             Molly R. Salky, 314-290-2671
             www.dkhealthcare.com